                                                                    Exhibit 4.10


                                   AGREEMENT

     This Agreement is made and entered into this 1st day of September 1992 ("Effective Date"), by and between the BOARD OF TRADE OF THE CITY OF CHICAGO ("CBOT"), an Illinois corporation incorporated by special act of the Illinois General Assembly and located at 141 West Jackson Boulevard, Chicago, Illinois, and the CHICAGO BOARD OPTIONS EXCHANGE, INC. ("CBOE"), a Delaware non-stock corporation located at 400 South LaSalle Street, Chicago, Illinois.

     WHEREAS, paragraph (b) of Article Fifth of CBOE's Certificate of Incorporation ("Article Fifth(b)") provides as follows:

     (b) In recognition of the special contribution made to the organization and development of the Corporation by the members of the Board of Trade of the City of Chicago, a corporation organized and existing by Special Legislative Charter of the General Assembly of the State of Illinois, and for the further purpose of promoting the growth and liquidity of the Corporation, developing a broad financial base of dues-paying members, and assuring participation on a continuing basis of persons experienced in the trading and clearing of contracts for future purchase or delivery on a central marketplace, every present and future member of said Board of Trade who applies for membership in the Corporation and who otherwise qualifies shall, so long as he remains a member of said Board of Trade, be entitled to be a member of the Corporation notwithstanding any such limitation on the number of members and without the necessity of acquiring such membership for consideration or value from the Corporation, its members or elsewhere. Members of the Corporation admitted pursuant to this paragraph
     (b) shall, as a condition of membership in the Corporation, be subject to fees, dues, assessments and other like charges, and shall otherwise be vested with all rights and privileges and subject to all obligations of membership, as provided in the by-laws. No amendment may be made with respect to this paragraph (b) of Article Fifth without the prior approval of not less than 80% of (i) the members of the Corporation admitted pursuant to this paragraph (b) and (ii) the members of the Corporation admitted other than pursuant to this paragraph (b), each such category of members voting as a separate class; provided, however, that any amendment to this paragraph (b) which is required under a final order of any court or regulatory agency having jurisdiction in the matter may be made in accordance with the provisions of Article Twelfth covering amendments to this Certificate of Incorporation generally, without regard to the above provisions concerning such 80% vote by classes.

     WHEREAS, the parties, in their own capacity and on behalf of their respective members, dispute the meaning of certain terms as used in Article Fifth(b) and the nature and scope of the entitlement referred to therein of a CBOT member to be a CBOE member (the "Exercise Right"); and

     WHEREAS, the parties, in their own capacity and on behalf of their respective members, wish to resolve this dispute to their mutual benefit, including to avoid the costs, delays, and uncertainties of legal proceedings;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein (but subject to paragraph 4(a) below), the parties, in their own capacity and on behalf of their respective members, agree as follows:

1.   DEFINITIONS.
     ------------

     For the purposes of this Agreement, the following definitions apply:

     (a) "Eligible CBOT Full Member" means an individual who at the time is the holder of one of the One Thousand Four Hundred Two (1,402) existing CBOT full memberships ("CBOT Full Memberships") and who is in possession of all trading rights and privileges appurtenant to such CBOT Full Membership. In the event a CBOT Full Membership is registered for a partnership, corporation or other entity, only the individual who is the holder of such CBOT Full Membership and who is in possession of all trading rights and privileges appurtenant to such CBOT Full Membership shall be deemed to be an "Eligible CBOT Full Member."

     (b) "Eligible CBOT Full Member Delegate" means the individual to whom a CBOT Full Membership is delegated (leased) and who is in possession of all trading rights and privileges appurtenant to such CBOT Full Membership.

     (c) "Trading rights and privileges appurtenant to such CBOT Full Membership" means (1) the rights and privileges of a CBOT Full Membership which entitle a holder or delegate to trade as principal and broker for others in all contracts traded on the CBOT, whether by open outcry, by electronic means, or otherwise, during any segment of a trading day when trading is authorized; and (2) every trading right or privilege granted, assigned or issued by CBOT after the effective date of this Agreement to holders of CBOT Full Memberships, as a class, but excluding any right or privilege which is the subject of an option granted, assigned or issued by CBOT to a CBOT Full Member and which is not exercised by such CBOT Full Member.

     (d) "Exerciser Member" means an Eligible CBOT Full Member or Eligible CBOT Full Member Delegate who has exercised the Exercise Right to become and has become a CBOE Regular Member pursuant to Article Fifth(b).

     (e) "CBOE Regular Member" or "CBOE Regular Membership" shall mean any CBOE regular member or membership (including an Exerciser Member or membership) entitled to all trading rights and privileges appurtenant to a CBOE membership in accordance with Section 2.1(b) of the CBOE Constitution. There are Nine Hundred Thirty-One (931) CBOE Regular Members, excluding Exerciser Members.

2.   THE CBOT'S AGREEMENTS.
     ----------------------

     (a) The CBOT agrees, in its own capacity and on behalf of its members, that only an individual who is an Eligible CBOT Full Member or an Eligible CBOT Full Member Delegate is a member of the CBOT within the meaning of Article Fifth(b) eligible to have an Exercise Right and to be an Exerciser Member.

     (b) The CBOT agrees, in its own capacity and on behalf of its members, that in the event the CBOT splits or otherwise divides CBOT Full Memberships into two or more parts, all such parts, and the trading rights and privileges appurtenant thereto, shall be deemed to be part of the trading rights and privileges appurtenant to such CBOT Full Memberships and must be in the possession of an individual as either an Eligible CBOT Full Member or an Eligible CBOT Full Member Delegate in order for that individual to be eligible to be an Exerciser Member.

     (c) The CBOT agrees, in its own capacity and on behalf of its members, that, for the purpose of this Agreement and any rule, regulation or by-law adopted pursuant to or to implement this Agreement, and for the purpose of interpreting the meaning of Article Fifth(b), only the One Thousand Four Hundred Two (1,402) existing CBOT Full Memberships shall be deemed to be CBOT Full Memberships entitled to Exercise Rights under Article Fifth(b) and that any additional membership or memberships created by the CBOT, whether categorized by the CBOT as a full membership or as having the same trading rights and privileges as a CBOT Full Membership, shall be specifically excluded from entitlement to Article Fifth(b) Exercise Rights.

     (d) Subject to Paragraph 4(a) below, the CBOT agrees to amend its rules and regulations in the form and manner set forth in Exhibit A hereto (the "CBOT Rule Change").

     (e) The CBOT agrees that it will maintain an effective record of (i) every trading right and privilege which may hereafter be granted, assigned or issued in respect of each CBOT Full Membership and (ii) every delegation or lease of any CBOT Full Membership (or of any trading right or privilege appurtenant thereto). The CBOT agrees to make such records available to the CBOE promptly upon reasonable request therefor by the CBOE.

3.   THE CBOE'S AGREEMENTS.
     ----------------------

     (a) The CBOE acknowledges and agrees, in its own capacity and on behalf of its members, that all Exerciser Members, including Exerciser Members who are Eligible CBOT Full Member Delegates, have the same rights and privileges of CBOE regular membership as other CBOE Regular Members, including the rights and privileges with respect to the trading of all CBOE products, except that Exerciser Members shall not have the right to transfer (whether by sale, lease, gift, bequest or otherwise) their CBOE regular memberships or any of the trading rights and privileges appurtenant thereto. Notwithstanding the foregoing, all Exerciser Members shall have the right to purchase or to participate in the offer or distribution of any optional or additional CBOE membership or any transferable or nontransferable trading right or privilege offered or distributed by the CBOE after the effective date of this Agreement to other CBOE Regular Members, as a class, on the same terms and conditions as other CBOE Regular Members, and any such additional membership, trading right or privilege so acquired by an Exerciser Member shall be separately transferable by such Exerciser Member on the same basis as the same may be separately transferable by other CBOE Regular Members. In the event the CBOE makes a cash or property distribution, whether in dissolution, redemption or otherwise, to other CBOE Regular Members as a class, which has the effect of diluting the value of a CBOE Membership, including that of a CBOE membership under Article Fifth(b), such distribution shall be made on the same terms and conditions to Exerciser Members.

     (b) The CBOE agrees to establish a reasonable record date for any offer, distribution or redemption subject to Paragraph 3(a) above in order to give Eligible CBOT Full Members and Eligible CBOT Full Member Delegates a reasonable opportunity to become Exerciser Members and to participate in such offer, distribution or redemption. The CBOE agrees to notify the CBOT no less than ninety (90) days prior to every offer, distribution or redemption subject to Paragraph 3(a) above and of the record date established therefor unless impracticable in the circumstances, in which event the CBOE agrees to notify the CBOT no less than (30) days prior to every offer, distribution or redemption subject to Paragraph 3(a) above. In order to permit Eligible CBOT Full Members and Eligible CBOT Full Member Delegates to participate in an offer, distribution or redemption of the kind referred to in the last two sentences of Paragraph 3(a) above, and solely for such purpose, CBOE further agrees to waive all membership dues, fees and other charges and all qualification requirements, other than those that may be imposed by law, that may be applicable to the application for membership on CBOE of each Eligible CBOT Full Member and Eligible CBOT Full Member Delegate who wishes to exercise the Exercise Right during the period commencing on the date CBOE gives notice to CBOT pursuant to this Paragraph 3(b) and ending on the date such individual participates in such offer, distribution or redemption (as the case may be); provided, however, that (i) no Exerciser Member for whom dues, fees and other charges and qualification requirements are waived in accordance with the foregoing shall have any rights as a CBOE member other than to participate in such offer, distribution or redemption, and (ii) the CBOE membership of each such Exerciser Member shall terminate immediately following the time such individual participates in such offer, distribution or redemption.

     (c) The CBOE agrees, in its own capacity and on behalf of its members, that any Eligible CBOT Full Member or Eligible CBOT Full Member Delegate is entitled to become an Exerciser member pursuant to Article Fifth(b), provided such individual qualifies to be a CBOE Regular Member in accordance with the rules of the CBOE applicable generally to CBOE Regular Membership.

     (d) The CBOE agrees, in its own capacity and on behalf of its members, that in the event the CBOT merges or consolidates with or is acquired by or acquires another entity ("entity") and (i) the survivor of such merger, consolidation or acquisition ("survivor" is an exchange which provides or maintains a market in commodity futures contracts or options, securities, or other financial instruments, and (ii) the 1,402 holders of CBOT Full Memberships are granted in such merger, consolidation or acquisition membership in the survivor ("Survivor Membership"), and (iii) such Survivor Membership entitles the holder thereof to have full trading rights and privileges in all products then or thereafter traded on the survivor (except that such trading rights and privileges need not include products that, at the time of such merger, consolidation or acquisition, are traded or listed, designated or otherwise authorized for trading on the other entity but not on the CBOT), then the Exercise Right of Article Fifth(b) shall continue to apply and this Agreement shall continue in force and effect (with the words "CBOT Full Membership" being interpreted to mean "Survivor Membership"). Article Fifth(b) shall not apply to any other merger or consolidation of CBOT with, or acquisition of CBOT by, another entity.

     (e) The CBOE agrees that a significant purpose of the Agreement is to ensure that CBOE will not make any offer, distribution or redemption to CBOE Regular Members as a class which would have the effect of diluting the rights under Article Fifth(b) of Eligible CBOT Full Members and Eligible CBOT Full Member Delegates. It is the intention of the parties that Paragraphs 3(a) and 3(b) above are the agreed and sole means of ensuring that Eligible CBOT Full Members and Eligible CBOT Full Member Delegates will have the ability to participate in every offer, distribution or redemption which would have the effect of diluting the value of CBOE regular memberships, including CBOE memberships under Article Fifth(b).

     (f) Subject to Paragraph 4(a) below, the CBOE agrees to amend its Rule 3.16(c) in the form and manner set forth in Exhibit B hereto (the "CBOE Rule Change"), including rescinding and withdrawing its currently proposed Rule 3.16(c) from consideration by the Securities and Exchange Commission.

4.  SPECIAL PROVISIONS.
    -------------------

     (a) CBOT represents that the CBOT Rule Change requires the approval of both the CBOT membership and the Commodity Futures Trading Commission in order to become effective. CBOE represents that this Agreement and the CBOE Rule Change require the approval of both the CBOE membership and the Securities and Exchange Commission in order to become effective. The parties agree to work in good faith to obtain all such approvals as expeditiously as possible. Should any required approval not be obtained, however, then this Agreement shall be null and void, as if never executed, and neither party shall be deemed to be in any way bound by any term or provision, including any agreement or acknowledgment, of this Agreement.

     (b) From and after the Effective Date and so long as this Agreement remains in force and effect, the CBOT Rule Change shall not be amended or modified in any way by the CBOT without the written consent of the CBOE, and the CBOE Rule Change shall not be amended or modified in any way by the CBOE without the written consent of the CBOT, which consent in either case shall not be unreasonably withheld.

     (c) The CBOT agrees to enforce the CBOT Rule Change after the same has been approved and has become effective as set forth in Paragraph 4(a) hereof, and the CBOE agrees to enforce the CBOE Rule Change after the same has been approved and has become effective as set forth in Paragraph 4(a) hereof. In the event that the validity of any provision of this Agreement or any rule, regulation or bylaw adopted pursuant to this Agreement shall be challenged by any person, the parties mutually agree that they will jointly defend the validity of such challenged provision or rule, regulation or bylaw.

     (d) The parties mutually agree that it is appropriate, and within the meaning and spirit of Article Fifth(b), for the CBOE to interpret Article Fifth(b) in accordance with the provisions of this Agreement.

5.   TERMINATION.
     -----------

     This Agreement shall become effective on the Effective Date, subject to Paragraph 4(a) above, and shall remain in full force and effect thereafter unless and until terminated in accordance with this Paragraph. Either party may terminate this Agreement for cause, and only for cause, by giving the other party fifteen (15) days written notice of the termination and the cause therefore; provided, however, that if the other party remedies the cause for termination to the reasonable satisfaction of the notifying party during such fifteen (15) day period, this Agreement shall not be terminated and shall remain in full force and effect. Cause shall include only (i) a material breach of this Agreement; or (ii) in the event this Agreement, or any part of it, or any rule, regulation or bylaw adopted pursuant to and to implement this Agreement, is set aside by order of a court or regulatory agency of competent jurisdiction.

6.   MISCELLANEOUS.
     -------------

     (a) This Agreement constitutes the entire understanding of the parties. No waiver, alteration or modification of any of the provisions hereof shall be binding unless in writing and signed by a duly authorized representative of each party.

     (b) Except to the extent that this Agreement or any rule adopted pursuant to this Agreement is governed by any law of the United States or of a rule or regulation adopted by a regulatory agency pursuant to any such law, this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     (c) The parties mutually agree that either party to this Agreement may bring suit (on its own behalf or on behalf of its members, or both) to enforce the terms of this Agreement and to recover damages for any breach of this Agreement.


CHICAGO BOARD OPTIONS EXCHANGE, INC.


BY:  /s/ Alger B. Chapman
     ------------------------------------------

TITLE:  Chairman of the Board
     ------------------------------------------

BY:  /s/ William C. Floersch
     ------------------------------------------

TITLE:  Vice Chairman of the Board
     ------------------------------------------


BOARD OF TRADE OF THE CITY OF CHICAGO

BY:  /s/ Thomas R. Donovan
     ------------------------------------------

TITLE:  President and Chief Executive Officer
     ------------------------------------------

BY:  /s/ William F. O'Connor
     ------------------------------------------

TITLE:  Chairman of the Board
     ------------------------------------------

                                   EXHIBIT A
                                   ---------

                    CHICAGO BOARD OF TRADE-RULE AMENDMENTS
                    --------------------------------------

210.00 Full Member CBOE "Exercise" Privilege. In accordance with the Agreement
entered into on           , 1992 (the "Agreement") between the Exchange and the
Chicago Board Options Exchange ("CBOE"), Eligible CBOT Full Members who maintain all appurtenant trading rights and privileges of a full membership, including any new trading rights or privileges granted, assigned or issued to a CBOT full membership to the extent such right or privilege is deemed under the provisions of such Agreement to be appurtenant to a CBOT Full Membership, are eligible to become regular members of the CBOE pursuant to Article Fifth(b) of CBOE's Certificate of Incorporation. A CBOT Full Member may delegate all of his trading rights and privileges of full membership to an individual who will then be eligible to become a regular CBOE member pursuant to Article Fifth(b) of CBOE's Certificate of Incorporation; provided, however, if a CBOT Full Member delegates some, but not all, of the appurtenant trading rights and privileges of full membership, then neither the member nor the delegate will be eligible to be a CBOE regular member pursuant to Article Fifth(b). No person who is not either an Eligible CBOT Full Member or an Eligible CBOT Full Member Delegate (See Rule 221.00(g)(ii)) shall knowingly apply to become, or knowingly remain, a regular member of CBOE pursuant to Article Fifth(b) of CBOE's Certificate of Incorporation.

     For purposes of the Agreement entered into on          , 1992 between the
Exchange and the CBOE, an Eligible CBOT Full Member means an individual who at the time is the holder of one of the One Thousand Four Hundred Two (1,402) CBOT full memberships ("CBOT Full Memberships") existing on the date of the Agreement and who is in possession of all trading rights and privileges appurtenant to such CBOT Full Membership. In the event a CBOT Full Membership is registered for a partnership, corporation or other entity, only the individual who is the holder of such CBOT Full Membership and who is in possession of all trading rights and privileges appurtenant to such CBOT Full Membership shall be deemed to be an "Eligible CBOT Full Member." "Trading rights and privileges appurtenant to such CBOT Full Membership" means (1) the rights and privileges of a CBOT Full Membership which entitle a holder or delegate to trade as principal and broker for others in all contracts traded on the CBOT, whether by open outcry, by electronic means, or otherwise, during any segment of a trading day when trading is authorized; and (2) every trading right or privilege granted, assigned or issued by CBOT after the effective date of this Agreement to holders of CBOT Full Memberships, as a class, but excluding any right or privilege which is the subject of granted, assigned or issued by CBOT to a CBOT Full Member and which is an option not exercised by such CBOT Full Member.

221.00 Delegation - An individual member may delegate the rights and privileges of Full and/or Associate Memberships to an individual (a "delegate") upon the following terms and conditions:

                                 *  *  *  *  *

(g)(i) In accordance with the Agreement entered into on        , 1992 ("the
Agreement") between the Exchange and the Chicago Board Options Exchange ("CBOE"), only an individual who is an "Eligible CBOT Full Member" or an "Eligible CBOT Full Member Delegate", as those terms are defined in the Agreement, is a "member" of the Exchange within the meaning of paragraph (b) of Article Fifth of CBOE's Certificate of Incorporation ("Article Fifth(b)") and only such individuals are eligible to become and to remain regular members of the CBOE pursuant to Article Fifth(b). No person who is not either an Eligible CBOT Full Member or an Eligible CBOT Full Member Delegate shall knowingly apply to become, or knowingly remain, a regular member of CBOE pursuant to Article Fifth(b) of CBOE's Certificate of Incorporation.

(g)(ii) For purposes of the "Agreement" referenced in Rule 221.00(g)(i), an "Eligible CBOT Full Member Delegate" means the individual to whom a CBOT Full Membership is delegated (leased) and who is in possession of all trading rights and privileges appurtenant to such CBOT Full Membership. "Trading rights and privileges appurtenant to such CBOT Full Membership" means (1) the rights and privileges of a CBOT Full Membership which entitle a holder or delegate to trade as principal and broker for others in all contracts traded on the CBOT, whether by open outcry, by electronic means, or otherwise, during any segment of a trading day when trading is authorized; and (2) every trading right or privilege granted, assigned or issued by CBOT after the effective date of this Agreement to holders of CBOT Full Memberships, as a class, but excluding any right or privilege which is the subject of an option granted, assigned or issued by CBOT to a CBOT Full Member and which is not exercised by such CBOT Full Member.

                                   EXHIBIT B
                                   ---------

              CHICAGO BOARD OPTIONS EXCHANGE, INC.-RULE AMENDMENT
              ---------------------------------------------------

     Rule 3.16(c) of the Chicago Board Options Exchange, Inc. shall be amended to be and read as follows:

Deletions [bracketed].

[Rule 3.16(c) Board of Trade Exercisers. For the purpose of continued entitlement to membership on the Exchange in accordance with Section 2.1(b) of the Constitution and Paragraph (b) of Article Fifth of the Certificate of Incorporation of the Exchange, the term "member of the Board of Trade of the City of Chicago" (the "Board") is interpreted to mean a single individual or organization in possession of a full Board membership as described below. Such membership shall consist of all the trading rights and privileges afforded to Board memberships as in existence on February 4, 1972 (the date the Exchange's Certificate of Incorporation was adopted) except for such rights and privileges which the Exchange may exclude. Where the member is an organization, one individual must possess all of a full membership's trading rights and privileges on the Board. If any part not excluded by the Exchange (but less than all) of a full membership's trading rights and privileges on the Board is sold, leased, licensed, delegated or in any other fashion transferred, then neither the transferor or the transferee of such rights and privileges shall be deemed to be a "member of the Board" entitled to Exchange membership. If a full membership's trading rights and privileges, as they existed on February 4, 1972, should be split into two or more sets of rights or privileges or be segmented or separated in any other manner, then, in order for an individual or organization to be deemed to be in possession of all the pertinent and regular trading rights and privileges afforded such full membership, such individual or organization must be in possession of, and have pertinent and regular trading rights and privileges with respect to all of the split, segmented or separated parts of such original membership except for those excluded by the Exchange.]

     Rule 3.16(c). Board of Trade Exercisers. For the purpose of entitlement to membership on the Exchange in accordance with Paragraph (b) of Article Fifth of the Certificate of Incorporation of the Exchange ("Article Fifth(b)") the term "member of the Board of Trade of the City of Chicago" (the "CBOT"), as used in Article Fifth(b), is interpreted to mean an individual who is either an "Eligible CBOT Full Member" or an "Eligible CBOT Full Member Delegate," as those
terms are defined in the Agreement entered into on           , 1992, (the
"Agreement") between the CBOT and the Exchange, and shall not mean any other person. In order to permit Eligible CBOT Full Members and Eligible CBOT Full Member Delegates to participate in an offer, distribution or redemption of the kind referred to in the last two sentences of Paragraph 3(a) of the Agreement, and solely for such purpose, CBOE agrees to waive all membership dues, fees and other charges and all qualification requirements, other than those that may be imposed by law, that may be applicable to the application for membership on CBOE of each Eligible CBOT Full Member and Eligible CBOT Full Member Delegate who wishes to exercise the Exercise Right during the period commencing on the date CBOE gives notice to CBOT pursuant to Paragraph 3(b) of the Agreement and ending on the date such individual participates in such offer, distribution or redemption (as the case may be); provided, however, that (i) no Exerciser Member (as defined in the Agreement) for whom dues, fees and other charges and qualification requirements are waived in accordance with the foregoing shall have any rights as a CBOE member other than to participate in such offer, distribution or redemption, and (ii) the CBOE membership of each such Exerciser Member shall terminate immediately following the time such individual participates in such offer, distribution or redemption.